UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2010 (May 10, 2010)

FIVE STAR QUALITY CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Five Star Quality Care, Inc., or the Company, held on May 10, 2010, the Company’s shareholders elected Bruce M. Gans, M.D. as the Independent Director in Group III of the Board of Directors for a three (3) year term of office until the Company’s 2013 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Dr. Gans received the following votes:

For	Against	Withhold	Broker Non-Vote
13,612,042	8,949,589	160,713	9,019,558

Also at the Company’s 2010 annual meeting of shareholders, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
31,227,276	395,165	69,461

Item 8.01.  Other Events.

Change to Director Compensation; Share Grants

On May 10, 2010, the Company changed its director compensation arrangements.  A summary of the Company’s currently effective director compensation arrangement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 10, 2010, the Company granted each of the Company’s directors 11,000 common shares, par value $0.01 per share, valued at $3.17, the closing price of the Company’s common shares on the NYSE Amex on that day, pursuant to the director compensation arrangements described above.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files the following exhibits:

10.1	Summary of Director Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By: /s/ Bruce J. Mackey Jr.
Name: Bruce J. Mackey Jr.
Title: President and Chief Executive Officer

Dated:  May 12, 2010